SEWARD & KISSEL LLP
                          1200 G Street N.W.
                        Washington, DC  20005

                      Telephone: (202) 737-8833
                      Facsimile: (202) 737-5184
                           www.sewkis.com


April 28, 2006


The Aegis Funds
1100 North Glebe Road
Suite 1040
Arlington, VA 22201

Ladies and Gentlemen:

We have acted as counsel for The Aegis Funds, a Delaware statutory trust with transferable shares (the Trust), in connection with the registration of an indefinite number of shares of beneficial interest of Aegis High Yield Fund, the sole series of the Trust (the Shares) under the Securities Act of 1933, as amended.

As counsel for the Trust, we have participated in the preparation of the Post-Effective Amendment to the Trust s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (as so amended, the Registration Statement) in which this letter is included as an exhibit. We have examined the Declaration of Trust and By-Laws of the Trust and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed to be necessary to render the opinions expressed herein.

Based on such examination, we are of the opinion that:

1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware statutory trust.

2. The Trust is authorized to issue an unlimited number of Shares. The Shares to be offered for sale pursuant to the Registration Statement have been validly and legally issued and are fully paid and non-assessable shares of beneficial interest of the Trust.

3. When the Shares have been duly sold, issued and paid for as contemplated by the Registration Statement, the Shares will be validly and legally issued, fully paid and non-assessable by the Trust.

Our opinion above stated is expressed as members of the bar of the State of New York and the District of Columbia. This opinion does not extend to the securities or blue sky laws of any state.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to any reference to our firm in the Prospectus and/or Statement of Additional Information included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


Very truly yours,

/s/  Seward & Kissel LLP
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Seward & Kissel LLP